SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2007

Pactiv Corporation

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15157	36-2552989

(Commission File Number)	(I.R.S. Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois	60045

(Address of Principal Executive Offices)	(Zip Code)
(847) 482-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously reported on a Current Report on Form 8-K filed on June 12, 2007, on June 5, 2007 the Company completed the acquisition, by merger, of Prairie Packaging, Inc. (“Prairie”) for $1 billion. This amendment to the Current Report on Form 8-K filed on June 12, 2007 is being filed to include financial information for Prairie and pro forma financial information that was not available at the time of the original filing.
     The audited consolidated financial statements of Prairie as of and for the years ended December 31, 2006 and 2005 and the unaudited consolidated financial statements of Prairie as of and for the three months ending March 31, 2007 and 2006 are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. The unaudited pro forma combined condensed statement of financial position as of March 31, 2007 and the unaudited pro forma combined statements of income for the year ended December 31, 2006 and the three months ended March 31, 2007 are attached hereto as Exhibit 99.3 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.

23.1	Consent of KPMG LLP.

99.1	Consolidated balance sheets of Prairie Packaging, Inc. and subsidiary as of December 31, 2006 and 2005, and related statements of income, changes in stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005.

99.2	Unaudited consolidated balance sheets of Prairie Packaging, Inc. and subsidiary as of March 31, 2007 and December 31, 2006, and related unaudited statements of income and cash flows for the three months ending March 31, 2007 and 2006.

99.3	Unaudited pro forma combined condensed statement of financial position as of March 31, 2007 and unaudited pro forma combined statements of income for the year ended December 31, 2006 and the three months ended March 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACTIV CORPORATION
June 19, 2007	By:	/s/ Joseph E. Doyle
		Name:	Joseph E. Doyle
		Title:	Vice President, General Counsel and Secretary

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